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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
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                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT:  AUGUST 17, 2001
DATE OF EARLIEST EVENT REPORTED:  AUGUST 17, 2001


                        GENERAL SEMICONDUCTOR, INC.
           (Exact name of registrant as specified in its charter)


    DELAWARE                      1-15442                    13-3575653
 (State or other          (Commission File Number)        (I.R.S. Employer
 jurisdiction of                                           Identification
incorporation or                                               Number)
  organization)

                           10 MELVILLE PARK ROAD
                          MELVILLE, NEW YORK 11747

                  (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (631) 847-3000


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ITEM 5.   OTHER EVENTS

          On August 17, 2001, General Semiconductor, Inc. entered into a Third Amendment to the Credit Agreement, dated as of July 23, 1997, among General Semiconductor, the several lenders from time to time parties thereto and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the lenders. The amendment is attached as Exhibit
10.1 to this report.

          On August 17, 2001, General Semiconductor issued the press release attached as Exhibit 99.1 to this report.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


          Exhibit   Description
          -------   -----------

           10.1 Third Amendment, dated August 17, 2001, to the Credit Agreement, dated as of July 23, 1997, among General Semiconductor, the several lenders from time to time parties thereto, The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Banks, and the financial institutions named therein as co-agents for the Banks.

           99.1     Press Release issued by the Company on August 17, 2001


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                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


     Dated:  August 17, 2001


                                   GENERAL SEMICONDUCTOR, INC.


                                   By:  /s/ Robert J. Gange
                                      -------------------------------------
                                      Robert J. Gange
                                      Senior Vice President and
                                      Chief Financial Officer


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                               EXHIBIT INDEX
                               -------------


          Exhibit   Description
          -------   -----------

           10.1 Third Amendment, dated August 17, 2001, to the Credit Agreement, dated as of July 23, 1997, among General Semiconductor, the several lenders from time to time parties thereto, The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Banks, and the financial institutions named therein as co-agents for the Banks.

           99.1     Press Release issued by the Company on August 17, 2001